Exhibit 99.1

Molecular Templates Strengthens Management Team with Appointment of

Adam Cutler as Chief Financial Officer

Company Also Added Key Members to the Senior Management Team

•	Barbara Ruskin J.D. Ph.D. Appointed SVP, General Counsel and Chief Patent Officer

•	Nenad Sarapa M.D. M.S. Appointed SVP of Clinical Development

•	Conrad Jordaan Appointed SVP of Finance and Corporate Controller

AUSTIN, Texas – November 14, 2017 — Molecular Templates, Inc., (Nasdaq: MTEM) a clinical stage biopharmaceutical company focused on the discovery and development of Engineered Toxin Bodies (ETBs), today announced the appointment of Adam Cutler as Chief Financial Officer, effective Monday, November 13, 2017. Mr. Cutler will report to Eric E. Poma, Ph.D., Chief Executive and Chief Scientific Officer of Molecular Templates, and will be responsible for all corporate finance, accounting, and investor relations activities.

“Adam’s corporate biotechnology experience and knowledge of the industry as well as his investment banking experience will be of great value to Molecular Templates,” said Eric Poma, Ph.D., Chief Executive and Chief Scientific Officer of Molecular Templates. “We are very fortunate to have someone of his caliber and record of achievement join our team and we look forward to the strategic insights and contributions he will make.”

“I am excited to join Molecular Templates at this important time for the company,” said Adam Cutler, Molecular Templates’ newly appointed Chief Financial Officer. “Molecular Templates is developing an entirely new class of anti-cancer therapeutics, based on its proprietary ETBs technology, that possess differentiated mechanisms of action in oncology.”

“I am also pleased to announce three key additions to the management team. Dr. Barbara Ruskin is our new General Counsel and Chief Patent Officer, Dr. Nenad Sarapa is our Senior Vice President of Clinical Development, and Conrad Jordaan is our Senior Vice President of Finance and Corporate Controller. I am looking forward to all of their contributions to the growth and success of Molecular Templates, and welcome them to the team,” added Dr. Poma.

Adam Cutler is a biotechnology executive with over 20 years of experience in equity research, investor relations, capital markets advisory, business development, finance, and management consulting. Prior to joining Molecular Templates, he was Senior Vice President of Corporate Affairs for Arbutus Biopharma, responsible for designing and executing investor relations programs as well as contributing to the company’s business development and corporate finance efforts. From 2012-2015, he was a Managing Director for The Trout Group LLC and Trout Capital LLC, where he executed financings and advised public and private life science companies on investor relations and capital raising strategies. From 2011-2012, he was Director and Senior Biotechnology Analyst for Credit Suisse, where he led the small and mid-cap biotechnology equity research team. From 2007-2011, he was Managing Director and Senior Biotechnology Analyst for Canaccord Genuity. Prior to that, he held Biotechnology Analyst positions at JMP Securities LLC and at Bank of America Merrill Lynch (f/k/a Bank of America Securities). He also worked in healthcare consulting as an Analyst at The Frankel Group and a Consultant for Ernst & Young LLP. He currently serves on the Board of Directors for Inmed Pharmaceuticals. He earned his Bachelor of Arts degree in Economics from Brandeis University.

Barbara Ruskin J.D. Ph.D. joined Molecular Templates in 2017 as SVP, General Counsel and Chief Patent Officer. Previously from 2015 to 2016, she served as SVP, General Counsel of Bionor Pharma and since May 2012 as President of BA Ruskin Law LLC where she advised biotechnology and pharmaceutical companies in worldwide patent portfolio management, litigation strategies, corporate transactions and due diligence. Barbara was a Partner at Ropes & Gray LLP in New York City from 2005 to 2012 and an Associate at Fish & Neave LLP from 1999 to 2005. She holds a J.D. from Fordham University School of Law, a Ph.D. in Biochemistry and Molecular Biology from Harvard University and a B.A. in Biochemistry from the University of California, Berkeley. She is admitted to practice law in New York State and is a registered U.S. patent attorney.

Nenad Sarapa, M.D. M.S. joined Molecular Templates in 2017 as SVP, Clinical Development. He has more than 22 years of experience in clinical research and development of novel oncology, anti-inflammatory and anti-infective agents, including small molecules, monoclonal antibodies, antibody-drug conjugates and antisense oligo therapeutics. Before joining Molecular Templates, beginning in 2013 he was Senior Director of Translational Medicine, Oncology, for Bayer Pharmaceuticals. From 2009 to 2012, Dr. Sarapa was Head of Clinical Pharmacology, Oncology for Hoffman-La Roche. Prior to that, he served as a group manager, project leader and clinical research physician in early clinical development for Johnson & Johnson from 2007 to 2009, Daiichi Sankyo, Inc. from 2005 to 2007, Pfizer, Inc. from 1999 to 2005, and GlaxoWellcome from 1995 to 1999. Dr. Sarapa earned his MD with a Fellowship in General Medicine and Clinical Pharmacology from the Medical School at the University of Zagreb, Croatia.

Conrad Jordaan joined Molecular Templates in 2017 as SVP, Finance and Corporate Controller. He has more than 20 years of experience in accounting and finance. Before joining Molecular Templates and since 2014 he was the Corporate Controller at Cytokinetics. Prior to that, from 2011 to 2014 he was the Director, SEC Reporting and Technical Accounting at Onyx Pharmaceuticals. From 2010 to 2011, he was Associate Director, Financial Reporting and Treasury at Savient Pharmaceuticals. Prior to that, he spent 12 years with Ernst & Young in a variety of roles, most recently as Senior Manager in New Jersey from 2002 to 2009, and in Johannesburg, South Africa from 1995 to 2001; and as Senior Auditor with the National Audit Office in London, United Kingdom from 2001 to 2002. Mr. Jordaan earned an MBA in Finance and Global Business from the Leonard N. Stern School of Business, an Honours Bachelor of Accounting Science from the University of South Africa, and a Baccalaureus Commercii in Accounting from the University of Johannesburg.

About Molecular Templates

Molecular Templates is focused on the discovery, development and commercialization of next-generation immunotoxins called Engineered Toxin Bodies (ETBs) for the treatment of cancers and other serious diseases. ETBs can induce internalization of normally non-internalizing receptors and possess the additional property of a unique cell killing mechanism. For additional information, please visit Molecular Templates’ website at www.mtem.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Examples of such statements include, but are not limited to the Company’s belief that its proprietary biologic drug platform technology, or ETBs, provides for a mechanism of action for the treatment of cancer and other serious diseases.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of the potential risks and uncertainties that may impact their accuracy, see the “Risk Factors” sections in Molecular Templates’ filings with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements reflect our view only as of the date of this press release. We hereby qualify our forward-looking statements by our cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons that actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact:

Andrew McDonald, Ph.D.

andrew@lifesciadvisors.com

646-597-6987